Exhibit 99.1

IA GLOBAL, INC. ANNOUNCES GPLUS MEDIA’S 100% ACQUISITION OF JAPAN TODAY

SAN FRANCISCO, CA September 17, 2007/Business Wire/

IA Global, Inc. (AMEX: IAO) announced that its recent 25% equity investment into GPlus Media Co Ltd (“GPlus Media”) has quickly proven to be important to shareholders.

GPlus Media, the Tokyo-based internet media company, announced that it has acquired 100% of JapanToday.com (“Japan Today”, www.japantoday.com), a leading English news website in Japan, from Crisscross Co Ltd for an undisclosed amount.

Japan Today, launched in September 2000, publishes breaking news about Japan, including national, political, business, technology and sports news. Japan Today was one of the world’s first news sites to link user discussion forums to news articles. The site also publishes original content, including interviews with newsmakers, celebrities and business executives, and translations of pop culture articles from popular Japanese magazines and newspapers.

GPlus Media’s CEO, Elo Kent, said, “We are very pleased to add Japan Today to our growing portfolio of popular web properties in Asia. Japan Today has rich content, and is a high-traffic site with a large, loyal user base. The strong synergies between our existing products and services give us an excellent opportunity to continue to expand our market share and increase revenues. This acquisition is another important step in expanding our global network of market-leading products through organic growth, strategic partnerships and M&A activities.”

IA Global’s COO/CFO Mark Scott said, “We first met the management team of GPlus Media in 2006 and we were impressed by both the founders and the fundamental business model. Now having closed our 25% equity investment into GPlus Media, we are delighted to see GPlus Media demonstrating precision execution of its strategic market growth goals.”

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a strategic holding Company with a dedicated focus on growth through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to grow and enhance the performance of those businesses across all business metrics, and to deliver accelerating shareholder value.

To realize this plan, in fiscal 2007/8 the Company is actively expanding investments in businesses in the consumer, technology, services, and health sectors, sectors with long-term growth prospects in which applying our skills and resources can add significant value to our investments. At the same time, the Company is expanding its reach to encompass the Philippines/ Singapore, India, and Hong Kong/China, and the outstanding growth opportunities and synergies these markets present.

In Japan, IA Global is 100% owner of Global Hotline, Inc., an operator of major call centers for telemarketing of telecommunications and insurance products. Since our acquisition of the Global Hotline, Inc. in June 2005, its business has expanded rapidly with the signing of significant multi-year contracts with major corporations. With these revenue streams in place, revenues in 2007/8 are expected to more than double year on year from $47 to $55 million.

In the Asia Pacific region, the Company has equity investments of 25.0% in GPlus Media Co Ltd, 20.25% in Slate Consulting Co Ltd and 36.0% in Australian Secured Financial Limited.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Specifically, the comments concerning the profitability, revenue growth and potential new contracts of Global Hotline and target sectors and markets are forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations and projections of revenues and profitability for the significant contracts. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.